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                                                                    EXHIBIT h(9)





                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                                 , 2000
                               ------------------



State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

Dear Sirs:

        In accordance with Article 10 of the Transfer Agency and Service Agreement, dated June 20, 1995 (the "Agreement"), between Warburg Pincus Trust (the "Trust") and State Street Bank and Trust Company (the "Bank"), the Trust hereby notifies the Bank of the Trust's desire to have the Bank render services as transfer agent under the terms of the Agreement with respect to the Global Telecommunications Portfolio, a series of shares of beneficial interest of the Trust.

        Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.


                                               Very truly yours,
                                               WARBURG PINCUS TRUST

                                               By:
                                                  --------------------------
                                                  Name:
                                                  Title:

Accepted:


STATE STREET BANK AND TRUST COMPANY


By:
   -----------------------------
    Name:
    Title: